Exhibit 99.4
Unaudited Pro Forma Combined Financial Information
e-Dialog, Inc (“e-Dialog”), a wholly owned subsidiary of GSI Commerce, Inc. (the “Company”), completed the acquisition of MBS Insight, Inc. (“MBS”), a wholly owned subsidiary of World Marketing, Inc. (“World Marketing”), on April 30, 2010 (“Acquisition Date”). The Company also completed the acquisition of Retail Convergence, Inc. (“Rue La La”) on November 17, 2009 and a registered public offering of the Company’s common stock (“Public Offering”) on August 18, 2009. The following unaudited pro forma combined financial statements are derived by applying pro forma adjustments to the Company’s historical consolidated financial statements incorporated by reference herein. The following unaudited pro forma combined financial statements for the fiscal year ended January 2, 2010 and the three months ended April 3, 2010 assume the Company’s acquisitions of MBS and Rue La La, and the Public Offering occurred on January 4, 2009, the first day of the Company’s fiscal 2009, and have been prepared to illustrate the effects of the following:
MBS Insight Acquisition:
On April 30, 2010, e-Dialog entered into and consummated a Stock Purchase Agreement (the “Stock Purchase Agreement”) with World Marketing and MBS. Upon the terms and conditions of the Stock Purchase Agreement, e-Dialog purchased from World Marketing all of the issued and outstanding capital stock of MBS for $22.5 million, of which $2.4 million was used to pay off indebtedness of MBS. Of the purchase price, $2.7 million was paid into an escrow account to secure post-closing indemnification obligations of World Marketing. The purchase price is subject to increase or decrease, to the extent that the working capital of MBS is more or less than the agreed working capital target of $1.5 million.
Rue La La Acquisition:
On November 17, 2009, the Company completed the acquisition of Rue La La. Under the terms of the Merger Agreement, Cola Acquisition Corporation, a wholly owned subsidiary of the Company, merged with and into Rue La La (the “Merger”), with Rue La La surviving as a subsidiary of the Company. The Company acquired all of the outstanding capital stock of Rue La La.
Under the Merger Agreement, the stockholders and optionholders of Rue La La were entitled to receive an initial payment of approximately $186.0 million, consisting of $92.1 million cash (less certain transaction expenses) and shares of the Company’s common stock (“GSI Stock”) with an aggregate value of approximately $93.9 million. Any stockholder or optionholder who held 0.2 million or fewer shares of Rue La La common stock (or vested options, in the case of an optionholder) received cash in lieu of shares of GSI Stock. The initial payment disclosed above includes the initial payment payable upon the Company’s acquisition of the capital stock of Rue La La which was acquired on December 31, 2009. The stockholders and employees of Rue La La will be eligible to receive an earnout payable in cash and shares of GSI Stock for each of the 2010, 2011 and 2012 fiscal years with an aggregate value of up to $170.0 million based upon Rue La La achieving minimum earnings before interest, taxes, depreciation, amortization, stock compensation and certain other adjustments (“Financial Performance Target”) for fiscal 2010, fiscal 2011 and fiscal 2012. The maximum earn-out payment for the fiscal 2010 Financial Performance Target is $40.0 million. The maximum earn-out payment for the fiscal 2011 Financial Performance Target is $95.0 million less any payments made for the 2010 Financial Performance Target, if any. The maximum earn-out payment for the fiscal 2012 Financial Performance Target is $170.0 million less any payments made for the 2010 and 2011 Financial Performance Targets, if any. Of the maximum earnout payment of $170.0 million, approximately $46.2 million is payable to Rue La La employees based on the same financial performance targets in 2010, 2011 and 2012 but receipt of these payments, to the extent paid, is contingent upon the employee’s continuing employment with Rue La La, subject to certain exceptions. These payments will be accounted for as compensation expense over the earn-out period to the extent the financial targets are achieved and the earn-out is paid and will not be included as consideration under the acquisition method of accounting.
The accompanying unaudited pro forma combined financial statements give pro forma effect to the Company’s acquisition of Rue La La using the acquisition method of accounting assuming an estimated purchase price of $246.1 million. The purchase price consists of cash of approximately $92.1 million, shares of GSI Stock common valued at $93.9 million, or approximately 4.6 million shares based on the Company’s closing stock price on the acquisition date of $20.38, and the estimated $60.0 million fair value of the earnout payments. Additionally, the Company incurred approximately $2.1 million in transaction costs directly related to the acquisition that were expensed as incurred.

Registered Public Offering:
On August 18, 2009, the Company completed the Public Offering of 5.4 million shares of GSI Stock sold by the Company. The Public Offering price was $17.00 per share and the Company received net proceeds from the sale of the common shares of $88.0 million after deducting underwriting discounts and commissions and offering expenses.
Pursuant to the requirements of Article 11 of Regulation S-X, the unaudited pro forma combined balance sheet and combined statements of operations give effect to adjustments for transactions regardless of whether they have a continuing impact on the Company or are non-recurring, that are (1) directly attributable to the MBS acquisition and are factually supportable, and (2) represent material events which have occurred after January 4, 2009 (the beginning of fiscal 2009) and had or will have a material effect on our historical financial statements and capital structure.
The following unaudited pro forma combined financial statements were prepared using the historical consolidated financial statements of the Company and MBS, and should be read in conjunction with the:
•
Financial statements of the Company as of and for the fiscal year ended January 2, 2010, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2010.

•	Unaudited financial statements of the Company as of and for the three months ended April 3, 2010 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 5, 2010.
•	Financial statements of MBS as of and for the year ended December 27, 2009 included in this Current Report on Form 8-K/A.
•	Unaudited financial statements of MBS as of and for the three months ended March 31, 2010 included in this Current Report on Form 8-K/A.
The pro forma adjustments related to the acquisition of MBS are preliminary and do not reflect the final purchase price or final allocation of the excess of the purchase price over the net book value of the net assets of MBS as the Company has yet to finalize its valuation of MBS’s net assets. Final adjustments could result in a materially different purchase price and/or allocations of the purchase price, which would affect the values assigned to tangible or intangible assets and the amount of depreciation and amortization expense recorded in the combined statements of operations. The effect of any changes to the pro forma combined statements of operations would depend on the final purchase price and the nature and amount of the final purchase price allocation and could be material.
The pro forma financial statements do not reflect potential revenue opportunities and cost savings that the Company expects to realize after the acquisitions. No assurance can be given with respect to the estimated revenue opportunities and operating cost savings that are expected to be realized as a result of the acquisitions. The pro forma financial information also does not reflect pro forma adjustments for non-recurring charges related to integration activities or exit costs that may be incurred by the Company, MBS, or Rue La La in connection with the acquisitions.
The accompanying unaudited pro forma combined balance sheet assumes that the acquisition of MBS took place on April 3, 2010, the end of the Company’s fiscal first quarter, and combines the Company’s unaudited April 3, 2010 balance sheet with the unaudited balance sheet of MBS as of March 31, 2010, the end of MBS’s fiscal first quarter. The Company’s April 3, 2010 balance sheet includes the purchase accounting effects of Rue La La, and the effects of the Public Offering which both occurred prior to April 3, 2010. Accordingly, no pro forma adjustments were made to the unaudited pro forma combined balance sheet related to the purchase accounting for the Rue La La acquisition and effects of the Public Offering.
The accompanying unaudited pro forma combined statements of operations for the Company’s fiscal year ended January 2, 2010 and the three-months ended April 3, 2010 assume that acquisitions of MBS and Rue La La, as well as the Public Offering took place on January 4, 2009, the first day of the Company’s fiscal 2009. The unaudited pro forma combined statement of operations for the fiscal year ended January 2, 2010 combines the Company’s audited consolidated statement of operations for the fiscal year ended January 2, 2010 with MBS’s audited consolidated statement of operations for the fiscal year ended December 27, 2009, Rue La La’s unaudited consolidated statement of operations for the forty-six weeks ended November 17, 2009, and takes into effect an adjustment to the basic and diluted weighted average shares outstanding for the Public Offering for the period of January 4, 2009 through August 18, 2009.

The unaudited pro forma condensed combined statement of operations for the three-months ended April 3, 2010 combines the Company’s unaudited condensed consolidated statement of operations for the three-months ended April 3, 2010 with MBS’s unaudited condensed consolidated statement of operations for the three-months ended March 31, 2010. Reclassifications have been made to the balance sheet and condensed consolidated statements of operations of MBS in order to conform to the Company’s financial statement classifications as described in “Note 3 – Unaudited Pro Forma Adjustments.” The Company’s unaudited condensed consolidated statement of operations for the three months ended April 3, 2010 includes the revenue and expense activity for Rue La La for the entire period as well as the impact of the Public Offering for the entire period. Accordingly, no pro forma adjustments were made to the unaudited pro forma condensed consolidated statement of operations relating to the acquisition of Rue La La and the effects of the Public Offering.
The unaudited pro forma condensed combined financial statements are accounted for under accounting standards for “Business Combinations.” In merger transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.
The Business Combinations accounting standards require that all the assets acquired and liabilities assumed in a business combination be recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. For those assets in the combined company that may be phased out or may no longer be used, additional amortization, depreciation and possibly impairment charges may be recorded.
The pro forma financial information is based on the estimates and assumptions set forth in the notes to such information. The pro forma financial information is preliminary and is being furnished solely for information purposes and, therefore, is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the dates or periods indicated, nor is it necessarily indicative of the results of operations or financial position that may occur in the future.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
(In thousands)

			Preliminary
	GSI Commerce, Inc.	MBS Insight, Inc.	Pro Forma		Pro Forma
	April 3, 2010	March 31, 2010	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$132,403	$1	$(22,500	)(a)	$109,904
Accounts receivable, net	53,879	2,103	—		55,982
Inventory	58,299	—	—		58,299
Deferred tax assets	14,436	—	(60	)(b)	14,376
Prepaid expenses and other current assets	13,678	621	—		14,299

Total current assets	272,695	2,725	(22,560)		252,860

Property and equipment, net	165,518	2,894	(2,000	)(c)	166,412
Goodwill	372,611	6,583	8,357	(d)	387,551
Intangible assets, net	128,723	—	7,625	(e)	136,348
Long-term deferred tax assets	7,371	—	(2,490	)(f)	4,881
Other assets, net	12,949	77	—		13,026

Total assets	$959,867	$12,279	$(11,068)		$961,078

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,094	$200	$—		$71,294
Accrued expenses	95,858	565	446	(g)	96,869
Accrued payroll	—	297	(297	)(g)
Deferred revenue	21,553	—	—		21,553
Deposits	—	9	(9	)(g)	—
Income taxes payable	—	140	(140	)(g)	—
Deferred income taxes	—	60	(60	)(b)	—
Convertible notes	56,675	—	—		56,675
Current portion of long-term debt	5,246	2,368	(2,368	)(h)	5,246

Total current liabilities	250,426	3,639	(2,428)		251,637

Convertible notes	118,525	—	—		118,525
Long-term debt	26,632	—	—		26,632
Deferred acquisition payments	65,960	—	—		65,960
Deferred tax liabilities	—	940	(940	)(i)	—
Deferred revenue and other long-term liabilities	9,596	—	—		9,596

Total liabilities	471,139	4,579	(3,368)		472,350

Commitments and contingencies	—	—	—		—

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	615	1	(1	)(j)	615
Additional paid in capital	664,053	3,181	(3,181	)(j)	664,053
Accumulated other comprehensive loss	(2,201)	—	—		(2,201)
(Accumulated deficit) retained earnings	(173,739)	4,518	(4,518	)(j)	(173,739)

Total stockholders’ equity	488,728	7,700	(7,700)		488,728

Total liabilities and stockholders’ equity	$959,867	$12,279	$(11,068)		$961,078

See accompanying notes to unaudited pro forma condensed combined financial statements, including Note 3 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

						Retail Convergence Inc.
	GSI Commerce, Inc.	MBS Insight, Inc.	Preliminary			For The Period			Public Offing
	Fiscal Year Ended	Fiscal Year Ended	Pro Forma		Pro Forma	of January 4, 2009 to	Pro Forma		Pro Forma		Pro Forma
	January 2, 2010	December 27, 2009	Adjustments		Combined	November 17, 2009	Adjustments		Adjustments		Combined
Revenues:
Net revenues from product sales	$542,249	$—	$—		$542,249	$106,293	$—		$—		$648,542
Service fee revenues	461,966	—	17,376	(k)	479,342	978	—		—		480,320
Operating revenues	—	17,376	(17,376	)(k)	—	—	—		—		—

Net revenues	1,004,215	17,376	—		1,021,591	107,271	—		—		1,128,862

Costs and expenses:
Cost of materials	—	1,026	(1,026	)(l)	—	—	—		—		—
Cost of revenues from product sales	398,604	—	—		398,604	66,123	1,508	(w)	—		466,235
Marketing	54,831	—	—		54,831	6,738	—		—		61,569
Labor costs	—	10,287	(10,287	)(m)	—	—	—		—		—
Account management and operations	273,070	—	4,560	(n)	277,630	22,077	—		—		299,707
Product development	120,176	—	6,225	(o)	126,401	4,703	—		—		131,104
General and administrative	82,922	—	2,920	(p)	85,842	8,718	—		—		94,560
Other	—	2,392	(2,392	)(q)	—	—	—		—		—
Depreciation and amortization	63,395	—	2,350	(r)	65,745	3,366	6,047	(x)	—		75,158
Depreciation	—	403	(403	)(s)	—	—	—		—		—
Changes in fair value of deferred acquisition payments	951	—	—		951	—	7,259	(y)	—		8,210

Total costs and expenses	993,949	14,108	1,947		1,010,004	111,725	14,814		—		1,136,543

Income (loss) from operations	10,266	3,268	(1,947)		11,587	(4,454)	(14,814)		—		(7,681)

Other (income) expense:
Interest expense	19,430	99	(99	)(t)	19,430	1,272	—		—		20,702
Interest income	(478)	—	213	(u)	(265)	(36)	301	(z)	—		—
Other income, net	(2)	—	—		(2)	—	—		—		(2)

Total other expense (income)	18,950	99	114		19,163	1,236	301		—		20,700

(Loss) income before income taxes	(8,684)	3,169	(2,061)		(7,576)	(5,690)	(15,115)		—		(28,381)
Provision (benefit) for income taxes	2,344	1,305	(824	)(v)	2,825	—	(6,046	)(aa)	—		(3,221)

Net (loss) income	$(11,028)	$1,864	$(1,237)		$(10,401)	$(5,690)	$(9,069)		$—		$(25,160)

Loss per share — basic and diluted	$(0.21)				$(0.20)						$(0.43)

Weighted average shares outstanding — basic and diluted	51,457				51,457		4,001	(bb)	3,173	(cc)	58,630

See accompanying notes to unaudited pro forma condensed combined financial statements, including Note 3 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	GSI Commerce, Inc.	MBS Insight, Inc.	Preliminary
	Three Months Ended	Three Months Ended	Pro Forma		Pro Forma
	April 3, 2010	March 31, 2010	Adjustments		Combined
Revenues:
Net revenues from product sales	$159,275	$—	$—		$159,275
Service fee revenues	113,317	—	4,281	(dd)	117,598
Operating revenue	—	4,281	(4,281	)(dd)	—

Net revenues	272,592	4,281	—		276,873

Costs and expenses:
Cost of materials	—	211	(211	)(ee)	—
Cost of revenues from product sales	117,474	—	—		117,474
Marketing	10,807	—	—		10,807
Labor costs	—	3,022	(3,022	)(ff)	—
Account management and operations	77,694	—	1,105	(gg)	78,799
Product development	34,317	—	1,992	(hh)	36,309
General and administrative	24,397	—	716	(ii)	25,113
Other	—	580	(580	)(jj)	—
Depreciation and amortization	18,761	—	508	(kk)	19,269
Depreciation	—	98	(98	)(ll)	—
Amortization	—	11	(11	)(mm)	—
Changes in fair value of deferred acquisition payments	2,074	—	—		2,074

Total costs and expenses	285,524	3,922	399		289,845

(Loss) income from operations	(12,932)	359	(399)		(12,972)

Other (income) expense:
Interest expense	5,208	25	(25	)(nn)	5,208
Interest income	(234)	—	49	(oo)	(185)
Other expense, net	474	—	—		474

Total other expense	5,448	25	24		5,497

(Loss) income before income taxes	(18,380)	334	(423)		(18,469)
(Benefit) provision for income taxes	(10,255)	140	(169	)(pp)	(10,284)

Net (loss) income	$(8,125)	$194	$(254)		$(8,185)

Loss per share — basic and diluted	$(0.13)				$(0.14)

Weighted average shares outstanding — basic and diluted	60,446				60,446

See accompanying notes to unaudited pro forma condensed combined financial statements, including Note 3 for an explanation of the preliminary pro forma adjustments.

GSI COMMERCE, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(in thousands)
NOTE 1—BASIS OF PRESENTATION
The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain note disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.
Acquisition of MBS Insight
On April 30, 2010, e-Dialog Inc. (“e-Dialog”), a wholly owned subsidiary of the GSI Commerce, Inc., (the “Company”), acquired all of the issued and outstanding capital stock of MBS Insight, Inc. (“MBS”), a wholly owned subsidiary of World Marketing, Inc. (“World Marketing”) for $22,500 in cash, of which $2,368 was used to pay off indebtedness of MBS. The purchase price is subject to increase or decrease, to the extent that the working capital of MBS is more or less than the agreed working capital target of $1,500. MBS is a database marketing solutions provider that offers a unique mix of knowledge-based marketing services and solutions that help marketers innovate, advance, and automate their marketing efforts for greater return on their investment.
Acquisition of Rue La La
On October 27, 2009, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Retail Convergence, Inc. (“Rue La La”), and completed the acquisition on November 17, 2009 (“Acquisition Date”). Pursuant to the Merger Agreement among the Company, Cola Acquisition Corporation (“Acquisition Sub”), a wholly-owned subsidiary of the Company, and Rue La La, Acquisition Sub merged with and into Rue La La with Rue La La surviving as a subsidiary of the Company. Rue La La operates RueLaLa.com, an operator of online private sales and SmartBargains.com, an off-price e-commerce marketplace.
The accompanying unaudited pro forma condensed combined financial statements give pro forma effect to the Company’s acquisition of Rue La La using the acquisition method of accounting assuming an estimated purchase price of approximately $246,090. The purchase price consists of cash of approximately $92,133, shares of the Company’s common stock valued at $93,945, or 4,572 shares, and the estimated $60,012 fair value of the earnout payments. Additionally, the Company incurred approximately $2,100 in transaction expense directly related to the acquisition.
The maximum earn-out payment per the Merger Agreement is $170,000 based upon Rue La La achieving minimum earnings before interest, taxes, depreciation, amortization, stock compensation and certain other adjustments (“Financial Performance Target”) for fiscal 2010, fiscal 2011 and fiscal 2012. The maximum earn-out payment for the fiscal 2010 Financial Performance Target is $40,000. The maximum earn-out payment for the fiscal 2011 Financial Performance Target is $95,000 less any payments made for the 2010 Financial Performance Target, if any. The maximum earn-out payment for the fiscal 2012 Financial Performance Target is $170,000 less any payments made for the 2010 and 2011 Financial Performance Targets, if any. Of the maximum earnout payment of $170,000, approximately $46,200 is payable to Rue La La employees based on the same financial performance targets in 2010, 2011 and 2012 but receipt of these payments, to the extent paid, is contingent upon the employee’s continuing employment with Rue La La, subject to certain exceptions. These payments will be accounted for as compensation expense over the earn-out period to the extent the financial targets are achieved and the earn-out is paid and will not be included as consideration under the acquisition method of accounting.

Registered Public Offering
On August 18, 2009, the Company completed a registered public offering of 5,439 common shares sold by the Company (“Public Offering”). The Public Offering price was $17.00 per share and the Company received net proceeds from the sale of the common shares after deducting underwriting discounts and commissions and offering expenses of $88,000.
NOTE 2—PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The accompanying unaudited pro forma condensed combined balance sheet assumes that the acquisition of MBS took place on April 3, 2010, the end of the Company’s fiscal first quarter, and combines the Company’s unaudited April 3, 2010 balance sheet with the unaudited balance sheet of MBS as of March 31, 2010, the end of MBS’s fiscal first quarter. The Company’s April 3, 2010 balance sheet includes the acquisition of Rue La La, and the effects of the Public Offering which both occurred prior to April 3, 2010. Accordingly, no pro forma adjustments were made to the unaudited pro forma combined balance sheet related to the purchase accounting for the Rue La La acquisition and effects of the Public Offering.
The accompanying unaudited pro forma condensed combined statements of operations for the fiscal year ended January 2, 2010 and the three months ended April 3, 2010 assume that the acquisitions of MBS and Rue La La and the Public Offering took place on January 4, 2009, the first day of the Company’s fiscal 2009. The unaudited pro forma condensed combined statement of operations for the fiscal year ended January 2, 2010 combines the Company’s audited consolidated statement of operations for the fiscal year ended January 2, 2010 with MBS’s audited consolidated statement of operations for the fiscal year ended December 27, 2009, and Rue La La’s unaudited consolidated statement of operations for the period from January 4, 2009 to November 17, 2009 and takes into effect an adjustment to the basic and diluted weighted average shares outstanding for the Public Offering for the period of January 4, 2009 through August 18, 2009.
The unaudited pro forma condensed combined statement of operations for the three months ended April 3, 2010 combines the Company’s unaudited condensed consolidated statement of operations for the three months ended April 3, 2010 with MBS’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2010. The Company’s unaudited condensed consolidated statement of operations for the three months ended April 3, 2010 includes the revenue and expense activity for Rue La La for the entire period as well as the impact of the Public Offering for the entire period. Accordingly, no pro forma adjustments were made to the unaudited pro forma condensed consolidated statement of operations relating to the acquisition of Rue La La and the effects of the Public Offering.
The pro forma condensed combined statements of operations have been prepared for informational purposes only and do not purport to be indicative of the actual results that would have been achieved by the Company or the combined Company for the periods presented or that will be achieved by the Company or the combined Company in the future.
NOTE 3—UNAUDITED PRO FORMA ADJUSTMENTS
The pro forma adjustments related to the acquisition of MBS are preliminary and do not reflect the final purchase price or allocation of the excess purchase price over the net book value of the net assets of MBS as the Company has yet to finalize MBS’s valuation of net assets. Final adjustments could result in a materially different purchase price and/or allocations of the purchase price, which would affect the values assigned to tangible or intangible assets and the amount of depreciation and amortization expense recorded in the combined statements of operations. The effect of any changes to the consolidated statements of operations would depend on the final purchase prices and the nature and amount of final purchase price allocations and could be material.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of April 3, 2010 are as follows:
(a)	Reduction to cash and cash equivalents represents the upfront $22,500 cash purchase price to acquire MBS.

(b)	Represents the reclassification of $60 of MBS’s short-term deferred tax liabilities to short-term deferred tax assets.

(c)	Reduction of $2,000 represents the reclassification of technology acquired to intangible assets.

(d)	Represents the following:

an increase of $8,357 to goodwill related to the Company’s acquisition of MBS. A preliminary calculation of the goodwill resulting from the Company’s acquisition of MBS is shown below. The final allocation of the purchase price may have a material impact on the pro forma balance sheet primarily due to the final valuation of purchase price and intangible assets. Therefore, the final purchase price allocation and goodwill recorded could be materially different than the amount calculated below.

Purchase Price of MBS Insight:
Total cash consideration	$22,500

Net Assets Acquired:
MBS’s total assets	12,279
MBS’s liabilities	(4,579)

Book value of net assets acquired	7,700

Excess of purchase price over book value of net assets acquired	14,800

Estimated adjustments to reflect fair value of acquired assets and liabilities:
Estimated fair value of intangible assets as stated in footnote (e) below	(7,625)
Estimated long-term deferred tax liability on intangible assets as stated in footnote (f) below	2,250
Pay off of MBS’ indebtness upon acquisition as stated in footnote (h) below	(2,368)
Adjustment for fixed asset valuation as stated in (c) above	2,000
Deferred tax liability adjustment as stated in footnote (i) below	(700)

Pro forma adjustment to goodwill	$8,357

(e)
Represents the Company’s preliminary estimated fair value of intangible assets of $7,625. The Company’s preliminary estimated fair value of intangible assets of $7,625 consist of the following: $2,700 indefinite lived intangible asset for MBS’s trade name, $2,925 finite lived intangible asset for MBS’ customer list with an estimated useful life of seven years, and $2,000 finite lived intangible asset for MBS’ technology with an estimated useful life of four years. These are only preliminary estimates, as the valuation of MBS’s intangible assets is not yet complete. The final valuation of MBS’s intangible assets could be materially different.

(f)
Represents a decrease of $2,250 for the estimated the total long-term deferred tax liability from MBS’s intangible asset valuation as noted in footnote (e) above, recorded at the Company’s estimated statutory tax rate of 40%. Also represents a decrease of $240 due to the reclassification of MBS’s long-term deferred tax liability to long-term deferred tax assets.

(g)
Represents an increase of $446 to accrued expenses, and reductions of MBS’s accrued payroll of $297, deposits of $9, and income taxes payable of $140 to conform to the presentation of the Company’s Balance Sheet.

(h)	Represents the payoff of MBS’s indebtedness of $2,368 by the Company as part of consideration paid for MBS.
(i)
Represents the elimination of MBS’s historical long-term deferred tax liabilities related to goodwill of $700, and the reclassification of $240 to long-term deferred tax assets as stated in footnote (f) above.

(j)	Represents a decrease of $7,700 for the elimination of the historical equity of MBS based on MBS’s balances of its common stock $1, additional paid in capital $3,181, and retained earnings $4,518.
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended January 2, 2010 are as follows:
Preliminary pro forma adjustments for the acquisition of MBS:
(k)	Represents the reclassification of $17,376 relating to MBS’s reported operating revenues to service fee revenues to conform to the presentation of the Company’s Statement of Operations.
(l)	Represents a decrease of $1,026 for the reclassification of MBS’s reported cost of materials to product development expense to conform to the presentation of the Company’s Statement of Operations.

(m)	Represents the following:
•
a decrease of $4,305 to reflect the reclassification of a portion of MBS’s reported labor costs to product development expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to MBS’s payroll for its application development and program production;

•
a decrease of $4,560 to reflect the reclassification of a portion of MBS’s reported labor costs to account management and operations expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to MBS’s payroll for account management, strategic services, and sales and marketing functions;

•
a decrease of $1,422 to reflect the reclassification of a portion of MBS’s reported labor costs to general and administrative expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to MBS’s payroll for general and administrative functions.

(n)	Represents an increase of $4,560 for the reclassification of MBS’s reported labor costs to account management and operations expense as stated in footnote (m) above.

(o)	Represents the following:
•	an increase of $1,026 for the reclassification of a portion of MBS’s reported cost of materials to product development expense as stated in footnote (l) above;
•	an increase of $4,305 for the reclassification of a portion of MBS’s reported labor costs to product development expense as stated in footnote (m) above;
•
an increase of $894 for the reclassification of a portion of MBS’s reported other expense to product development expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to MBS’s product development labor.

(p)	Represents the following:
•	an increase of $1,422 to reflect the reclassification of a portion MBS’s reported labor costs to general and administrative expense as stated in footnote (m) above;
•
an increase of $1,498 to reflect the reclassification of a portion of MBS’s reported other expense to general and administrative expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to MBS’s rent and utilities.

(q)	Represents the following:
•	a decrease of $894 for the reclassification of a portion of MBS’s reported other expense to product development expense as stated in footnote (o) above;
•	a decrease of $1,498 for the reclassification of a portion of MBS’s reported other expense to general and administrative expense as stated in footnote (p) above.

(r)	Represents the following:
•
an increase of $1,947 to reflect the amortization expense per the Company’s estimated valuation of MBS’s intangible assets. Any adjustment to the valuation of intangible assets could have a material impact on depreciation and amortization expense. A ten percent adjustment to the Company’s estimated valuation of MBS’s intangible assets would have a corresponding impact to amortization expense of approximately $195. A one year reduction to the estimated useful life would have a corresponding impact to amortization expense of approximately $74;

•	an increase of $403 for the reclassification of MBS’s reported depreciation expense to depreciation and amortization expense to conform to the presentation of the Company’s Statement of Operations.
(s)	Represents a decrease of $403 for the reclassification of MBS’s reported depreciation expense to depreciation and amortization expense as stated in footnote (r) above.
(t)	Represents a decrease of $99 to interest expense to reflect the payoff by the Company of MBS’s indebtness upon closing the acquisition.
(u)	Represents a decrease of $213 to interest income to reflect the use of the Company’s cash and cash equivalents to fund the acquisition on the first day of the period presented.
(v)
Represents a decrease to the income tax provision of $824 for the income tax effect of the pro forma adjustments, recorded at the Company’s statutory tax rate of 40.0%. This rate is not necessarily indicative of the Company’s future effective tax rate.

Pro forma adjustments for the acquisition of Rue La La:
(w)
Represents an increase of $1,508 from the adjustment of Rue La La’s inventory to its estimated net realizable value. The Company increased the cost of revenues from product sales for the remaining adjusted inventory amount as the Company assumes the entire existing inventory held as of the acquisition date would be sold during the fiscal year.

(x)	Represents the following:
•
an increase of $5,985 to reflect the amortization expense per the Company’s estimated valuation of Rue La La’s intangible assets. Any adjustment to the valuation of intangible assets could have a material impact on depreciation and amortization expense. A ten percent adjustment to the Company’s estimated valuation of Rue La La’s intangible assets would have a corresponding impact to amortization expense of approximately $599. A one year reduction to the estimated useful life would have a corresponding impact to amortization expense of approximately $1,031.

•	an increase of $62 to reflect the depreciation expense per the Company’s estimated valuation of Rue La La’s fixed assets.
(y)
Represents an increase of $7,259 to reflect the changes in fair value of deferred acquisition payments. The amount represents the accretion of the Company’s estimate of the fair value of future acquisition payments relating to the earnout. The liability is accreted up to the estimated payment over the earnout period of three years by using a risk-adjusted discount rate.

(z)	Represents a decrease of $301 to interest income to reflect the use of the Company’s cash and cash equivalents to fund the acquisition on the first day of the period presented.

(aa)
Represents an increase to the income tax benefit of $6,046 for the income tax effect of the pro forma adjustments, recorded at the Company’s statutory tax rate of 40.0%. This rate is not necessarily indicative of the Company’s future effective tax rate.

(bb)
Represents an increase of 4,001 of basic and diluted weighted average shares outstanding shares that represent the Company’s common stock valued at $93,945 based on the closing price of the Company’s stock on the closing date of the acquisition.

Pro forma adjustments for the Public Offering:
(cc)	Represents an increase of 3,173 of basic and diluted weighted average shares outstanding shares that were issued by the Company in the Public Offering.
The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three-months ended April 3, 2010 are as follows:
Preliminary pro forma adjustments for the acquisition of MBS:
(dd)	Represents the reclassification of $4,281 relating to MBS’s reported operating revenues to service fee revenues to conform to the presentation of the Company’s Statement of Operations.
(ee)	Represents a decrease of $211 for the reclassification of MBS’s reported cost of materials to product development expense to conform to the presentation of the Company’s Statement of Operations.

(ff)	Represents the following:
•
a decrease of $1,547 to reflect the reclassification of a portion of MBS’s reported labor costs to product development expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to MBS’s payroll for its application development and program production;

•
a decrease of $1,105 to reflect the reclassification of a portion of MBS’s reported labor costs to account management and operations expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to MBS’s payroll for account management, strategic services, and sales and marketing functions;

•
a decrease of $370 to reflect the reclassification of a portion of MBS’s reported labor costs to general and administrative expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to MBS’s payroll for general and administrative functions.

(gg)	Represents an increase of $1,105 for the reclassification of MBS’s reported labor costs to account management and operations expense as stated in footnote (ff) above.

(hh)	Represents the following:
•	an increase of $211 for the reclassification of a portion of MBS’s reported cost of materials to product development expense as stated in footnote (ee) above;
•	an increase of $1,547 for the reclassification of a portion of MBS’s reported labor costs to product development expense as stated in footnote (ff) above;
•
an increase of $234 for the reclassification of a portion of MBS’s reported other expense to product development expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to MBS’s product development labor.

(ii)	Represents the following:
•	an increase of $370 to reflect the reclassification of a portion MBS’s reported labor costs to general and administrative expense as stated in footnote (ff) above;

an increase of $346 to reflect the reclassification of a portion of MBS’s reported other expense to general and administrative expense to conform to the presentation of the Company’s Statement of Operations. These costs primarily relate to MBS’s rent and utilities.

(jj)	Represents the following:
•	a decrease of $234 for the reclassification of a portion of MBS’s reported other expense to product development expense as stated in footnote (hh) above;
•	a decrease of $346 for the reclassification of a portion of MBS’s reported other expense to general and administrative expense as stated in footnote (ii) above.
(kk)	Represents the following:
•
an increase of $399 to reflect the amortization expense per the Company’s estimated valuation of MBS’s intangible assets. Any adjustment to the valuation of intangible assets could have a material impact on depreciation and amortization expense. A ten percent adjustment to the Company’s estimated valuation of MBS’s intangible assets would have a corresponding impact to amortization expense of approximately $40. A one year reduction to the estimated useful life would have a corresponding impact to amortization expense of approximately $15;

•	an increase of $98 for the reclassification of MBS’s reported depreciation expense to depreciation and amortization expense to conform to the presentation of the Company’s Statement of Operations:
•	an increase of $11 for the reclassification of MBS’s reported amortization expense to depreciation and amortization expense to conform to the presentation of the Company’s Statement of Operations.

(ll)	Represents a decrease of $98 to reflect the reclassification of MBS’s reported depreciation expense to depreciation and amortization expense as stated in footnote (kk) above.
(mm)	Represents a decrease of $11 to reflect the reclassification of MBS’s reported amortization expense to depreciation and amortization expense as stated in footnote (kk) above.
(nn)	Represents a decrease of $25 to interest expense to reflect the payoff by the Company of MBS’s indebtness upon closing the acquisition.
(oo)	Represents a decrease of $49 to interest income to reflect the use of the Company’s cash and cash equivalents to fund the acquisition on the first day of the period presented.
(pp)
Represents an increase to the income tax benefit of $169 for the income tax effect of the pro forma adjustments, recorded at the Company’s statutory tax rate of 40.0%. This rate is not necessarily indicative of the Company’s future effective tax rate.